UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Ocean Bio-Chem, Inc.

(Name of Registrant as Specified in Its Charter)

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OCEAN BIO-CHEM, INC.
4041 S. W. 47 th Avenue
Fort Lauderdale, Florida   33314

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The Annual Meeting of Shareholders of Ocean Bio-Chem, Inc. will be held on Friday, June 3, 2011 at 10:00 a.m. (Eastern Standard Time) at our corporate offices located at 4041 S. W. 47th Avenue, Fort Lauderdale, Florida 33314 for the following purposes:

1.	To elect nine directors to serve until the 2012 Annual Meeting of Shareholders or until their successors are elected and qualified;

2.	To vote on a proposal to approve the Ocean Bio-Chem, Inc. Omnibus Equity Compensation Plan;

3.	To vote on a proposal to ratify the appointment of Goldstein Schechter Koch P.A. as our independent registered public accounting firm to audit our consolidated financial statements for 2011;

4.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on April 1, 2011 are entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting in person, we encourage you to submit your proxy or voting instructions as soon as possible. Please refer to the instructions on your Notice of Internet Availability of Proxy Materials or, if you have received printed proxy materials, please to complete, date, sign and return the enclosed proxy card in the enclosed envelope.

By Order of the Board of Directors

/s/ PETER G. DORNAU
Peter G. Dornau
Chief Executive Officer

Fort Lauderdale, Florida
May 1, 2011

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting to be held on June 3, 2011:

The Proxy Statement and the 2010 Annual Report to Shareholders are also available at http://materials.proxyvote.com/674631.

OCEAN BIO-CHEM, INC.

4041 S. W. 47th Avenue
Fort Lauderdale, Florida   33314

PROXY STATEMENT

General

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Ocean Bio-Chem, Inc. of proxies to be voted at our Annual Meeting of Shareholders and at any postponement or adjournment of the meeting. Our Annual Meeting will be held at 10 a.m., Eastern Standard Time, on June 3, 2011, at our corporate offices located at 4041 S.W. 47th Avenue, Ft. Lauderdale, Florida 33314.

Our proxy materials and annual report are being made available to our shareholders on or about May 1, 2011.

Outstanding Securities and Voting Rights

Only holders of record of our common stock at the close of business on April 1, 2011, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On the record date, 7,853,613 shares of our common stock were issued and outstanding.

Each holder of record of our common stock as of the record date is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Directors are elected by a plurality of votes cast. For purposes of the vote at the annual meeting, this means that the nine nominees with the highest number of votes will be elected. Generally, under Florida law, action on a matter, other than the election of directors, is approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Therefore, a properly executed proxy marked “Abstain,” although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate number of shares represented and entitled to vote at the Annual Meeting, will have no effect on the vote. In addition, where brokers are prohibited from exercising discretionary authority in voting shares for beneficial owners who have not provided voting instructions (commonly referred to as “broker non-votes”), those shares will not be included in vote totals, but, if deemed represented for any purpose at the meeting, will be counted for purposes of determining whether there is a quorum at the meeting.

Proxy Voting

Shares for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” Proposal 1- the election of each of the nine nominees to the Board named herein, “FOR” Proposal 2 – approval of the Ocean Bio-Chem, Inc. Omnibus Equity Compensation Plan, and “FOR” Proposal 3 – ratification of the appointment of Goldstein Schechter Koch P.A., as our independent registered public accounting firm to audit our consolidated financial statements for 2011.

You may revoke your proxy at any time prior to its use by delivering or mailing to the Corporate Secretary at the address listed above a signed notice of revocation or a later-dated signed proxy, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.

We will pay the cost of solicitation of proxies. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners, and we will, upon request, reimburse them for their reasonable expenses in so doing. Solicitation of proxies also may be made by our directors, officers or regular employees.

PROPOSAL 1. ELECTION OF DIRECTORS

Nominees for Election and Executive Officers

At the annual meeting, nine directors are to be elected for a one-year term expiring at our 2012 annual meeting, or until their successors have been duly elected or qualified. Four of our directors also are our executive officers.

The Board of Directors believes that the nominees will be able to serve as directors, if elected. If any nominee is unable to serve, proxies will be voted for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

Set forth below is certain information concerning the nominees for election as directors:

Name	Director Since	Position With the Company	Age
Peter G. Dornau	1973	Chairman of the Board, President and Chief Executive Officer	71

Jeffrey S. Barocas	2007	Vice President – Finance, Chief Financial Officer and Director	63

Gregor M. Dornau	2007	Vice President - Sales & Marketing and Director	42

William W. Dudman	2007	Vice President - Operations, Secretary and Director	46

Edward Anchel	1998	Director	64

Sonia B. Beard	2003	Director	40

Diana Mazuelos Conard	2011	Director	40

James M. Kolisch	1998	Director	60

John B. Turner	2000	Director	64

Peter G. Dornau is our co-founder and has served as our Chairman of the Board, President and Chief Executive Officer since 1973.

Jeffrey S. Barocas joined our company in December 2006 and has been our Vice President-Finance and Chief Financial Officer since March 2007.  Prior to joining Ocean Bio-Chem, Inc.,  he was Chief Financial Officer of Quality Communications of Florida.  He has been a Director of the company since August 2007.

William W. Dudman joined our company in February 2004 as our Vice President - Operations and Secretary. Prior to joining Ocean Bio-Chem, Inc., he held various management positions within the marine industry, most recently with West Marine, Inc., our largest customer, from May 1999 to April 2004. He has been a director since August 2007.

Gregor M. Dornau has been our Vice President - Sales & Marketing since August 2007. He has been employed by us since 1990 and has been a director since August 2007. He is the son of Peter G. Dornau.

Edward Anchel has been a consultant to Ocean Bio-Chem, Inc. since resigning from his position as our Vice President - Finance and Chief Financial Officer in April 2007. He served as our Vice President - Finance and Chief Financial Officer from February 1999 to April 2007. Prior to his employment with us, he was an officer of a privately owned manufacturing company.  He has been a director since May 1998.

Sonia B. Beard has been a director since April 2003. She has been employed by Walt Disney World since 1997, and currently holds the position of Manager of Operations Initiatives for the Walt Disney World Resort. Ms. Beard has in excess of sixteen years financial experience and is a Certified Public Accountant (inactive). She serves as the Chairperson of the Audit Committee of the Board.

Diana Mazuelos Conard has been a director since April 2011. Ms. Conard has been employed for the past five years by Franklin Templeton Investments, where she has served as the Director of Global Strategic Services since February 2009.  From 2005 to 2009 she was Vice President - Client Relationship Manager. Ms. Conard serves on the Audit Committee of the Board.

James M. Kolisch has been a director since May 1998. Mr. Kolisch has served as president of USI Insurance Services LLC., which sources most of our insurance needs, and its predecessor company for a period of approximately 30 years.

John B. Turner has been director since June 2000. He is currently retired. Prior to his retirement in March 1995, he was an insurance executive with Prudential Insurance Corp.  In addition to his insurance credentials, Mr. Turner held a Series 7 stock brokerage license (inactive). His professional experience in the aforementioned areas spans more than 25 years. Mr. Turner serves on the Audit Committee of the Board.

Messrs. Peter and Gregor Dornau, Barocas and Dudman are executive officers of our company and have intimate knowledge of, and provide valuable perspectives to the entire Board regarding, our sales, marketing, operations and finance. Mr. Anchel, a former executive officer of our company and currently a consultant to Ocean Bio-Chem, Inc., is similarly able to provide important perspectives and background on certain of our business arrangements affecting both operations and financial matters. Ms. Beard's accounting and operations experience enables her to provide valuable insights to the Board on financial matters. Her background renders her well-qualified to lead the Audit Committee in its oversight function with respect to the integrity of our financial statements, our internal controls and other matters. Ms. Conard's background as an executive with Franklin Templeton Investments enables her to provide valuable insights to both the Board and the Audit Committee on financial matters. Mr. Kolisch's experience assisting our company in locating appropriate insurance coverage enables him to provide insights regarding risk management of the company’s assets and operations. Mr. Turner's insurance and business experience enables him also to contribute meaningfully to the Board's risk assessments.

All directors serve until the next annual meeting of shareholders or until their successors are duly elected and qualified. Each executive officer serves in that capacity at the discretion of the Board of Directors.

Your Board unanimously recommends a vote FOR each of its nominees.

CORPORATE GOVERNANCE

Board Independence

The Board of Directors has determined that each of Sonia B. Beard, Diana Mazuelos Conard and John B. Turner is an independent director within the meaning of the rules of The Nasdaq Stock Market, Inc., which we refer to as “Nasdaq.”  In addition, the Board has determined that each of the members of the Audit Committee is also independent within the meaning of Nasdaq rules, including additional independence requirements relating to audit committee members. Because Peter G. Dornau, our President and Chief Executive Officer, owns a majority of our shares, we qualify as a “controlled company” under Nasdaq rules and, accordingly, we are exempt from requirements to have a majority of independent directors; to have compensation of executive officers determined or recommended to the Board of Directors by independent directors constituting a majority of the independent directors or a compensation committee consisting solely of independent directors; or to have director nominees selected by or recommended to the Board of Directors by independent directors constituting a majority of the independent directors or a nominations committee comprised solely of independent directors.

In light of these exemptions, and because we believe that, under the circumstances, it is appropriate for Mr. Peter Dornau to participate meaningfully in determinations regarding executive compensation and selection of nominees for election to the Board, the Board of Directors is of the view that it is appropriate not to have these committees. All directors participate in consideration of executive officer compensation and director nominations.

Executive Sessions of Independent Directors

Executive sessions of independent directors are held at least four times a year telephonically, and the directors meet in person when deemed appropriate.

Board Leadership Structure and Risk Oversight

Peter G. Dornau, our Chairman of the Board, also is our Chief Executive Officer. We believe that our Chief Executive Officer is best situated to serve as our Chairman of the Board because, as a co-founder of our company and Chief Executive Officer for over 30 years, he is intimately familiar with our business and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. We do not have a lead independent director.

The Board, principally through its Audit Committee, addresses risk oversight of Ocean Bio-Chem, Inc. through discussion with management concerning risk issues, typically in the course of its meetings. We do not believe this process has a material effect on our leadership structure.

Board of Directors and Board Committees

The Board of Directors held one meeting during 2010. The Board encourages, but does not require, that directors should attend our annual meeting of shareholders. All Board members then in office attended the 2010 annual meeting.

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibility relating to our financial statements and financial reporting process, the qualifications, independence and performance of our independent auditors, the performance of our internal controls and our compliance with legal and regulatory requirements. The charter of the Audit Committee is available on our website at (http://oceanbiochem.com/obci/images/pdf/3406_001.pdf)

The Board of Directors has determined that Ms. Beard is an “audit committee financial expert,” as that term is defined in Securities and Exchange Commission regulations.

The Audit Committee met six times during 2010.

Director Nominations

Directors are not required to meet any specific or minimum qualifications or diversity criteria to be eligible for nomination. The Board attempts to identify persons who have the requisite experience and expertise to contribute meaningfully to our company.

The Board will consider shareholder recommendations of candidates for nomination to the Board of Directors. Recommendations by shareholders must be in writing, must include the full name of the proposed candidate, a brief description of the proposed candidate's business experience for at least the previous five years, and a representation that the recommending shareholder is a beneficial or record owner of our common stock. Any such submission must also be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a Director if elected. Recommendations must be delivered to the Board at the following address:

Board of Directors
Ocean Bio-Chem, Inc.
4041 SW 47th Avenue
Fort Lauderdale, Florida 33314-4023

The Board may seek additional information regarding the candidate. All potential candidates will be considered in the same manner regardless of the source of the recommendation.

The nomination of Ms. Conard was recommended by an executive officer.

Compensation Committee Interlocks and Insider Participation

We do not have a compensation committee. All of our directors, including our independent directors, Messrs. Peter Dornau, Barocas, Gregor Dornau and Dudman (executive officers of our company) and Mr. Anchel (a former executive officer), participated in deliberations concerning executive officer compensation.

Communications with the Board

Shareholders and other interested persons may communicate with the Board by writing to the Board at: Board of Directors, Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Fort Lauderdale, FL 33314. In addition, shareholders and other interested parties may contact the Audit Committee to report complaints about our accounting, internal accounting controls or auditing matters by writing to: Audit Committee, c/o Corporate Secretary, Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Fort Lauderdale, FL 33314. Communications to the Board of Directors regarding accounting, internal accounting controls or auditing matters will be referred to the Audit Committee.  You can report your concerns to the Board of Directors, the independent directors or the Audit Committee anonymously or confidentially.  In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to any particular director, the Corporate Secretary will send appropriate shareholder communications to such director. In the case of communications addressed to the Audit Committee, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the committee.

Code of Ethics

We have a Code of Ethics applicable to all of our officers, other employees and directors. The Code of Ethics is available on our website at http://oceanbiochem.com/obci/code-of-ethics.html. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of our Code of Conduct by disclosing such matters in the “About Us” section of our website, http://oceanbiochem.com/obci.

Compensation of Directors

Each director who is not an employee of the Company receives fees of $1,000 for attendance at each regular quarterly meeting of the Board and/or Board committees; for this purpose, all Board and Board committee meetings held on the same or on contiguous days are treated as if they constitute a single meeting. Any director may waive the receipt of the fees (Ms. Conard and Mr. Turner, who have waived all compensation, do not receive any fees).  Mr. Anchel and a company he controls also receive fees for consulting services to us.

The following table provides information regarding compensation for our non-employee directors in 2010. The table does not include amounts for reimbursement of expenses related to attending Board or Board committee meetings. The table also does not include compensation for Messrs. Peter Dornau, Gregor Dornau, Barocas and Dudman, our executive officers, whose compensation is included in the Summary Compensation Table.

DIRECTOR COMPENSATION TABLE - 2010

Name	Fees Earned or Paid in Cash($) (1)	Stock Awards($)	Option Awards($)(2)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings($)	All Other Compensation($)	Total($)
Edward Anchel	19,000	-	7,828	-	-	-	26,828

Sonia B. Beard	-	-	7,828	-	-	-	7,828

James M Kolisch	-	-	7,828	-	-	-	7,828

Laz L. Schneider (3)	-	-	7,828	-	-	-	7,828

John B. Turner	-	-	7,828	-	-	-	7,828

(1)	Constitutes consulting fees we paid to Mr. Anchel or a company he controls.

(2)
The amounts shown for option awards are based upon the grant date fair value of awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718"). The assumptions used in determining the amounts in this column are set forth in note 10 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the Securities and Exchange Commission. At December 31, 2010, the number of shares of our common stock underlying options held by the directors listed in the table were:  Mr. Anchel, 55,000 shares, Ms. Beard 35,000 shares; Mr. Kolisch 65,000 shares; Mr. Schneider, 65,000 shares and Mr. Turner, 65,000 shares.

(3)	Mr. Schneider resigned from the Board in April 2011.

Compliance with Section 16(a) of the Securities Exchange Act

Under Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers, and persons holding more than ten percent of our common stock are required to file with the Securities and Exchange Commission initial reports of their ownership of our common stock and reports of changes in such ownership.  To our knowledge, based on information furnished to us, all of these filing requirements were satisfied for 2010.

SUMMARY COMPENSATION TABLE – 2010

The following table sets forth information regarding the amount of compensation for 2009 and 2010 for our Chief Executive Officer, Chief Financial Officer and each of our other executive officers. We sometimes refer to these persons as the "named executive officers."

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)	Total ($)
Peter G. Dornau	2010	110,394	20,000	41,600	-	-	-	-	171,994
Chief Executive Officer	2009	110,880	15,000	13,800	-	-	-	-	139,680

Gregor M. Dornau
Vice President – Sales &	2010	155,681	20,000	41,600	-	-	-	-	217,281
Marketing	2009	110,457	15,000	13,800	-	-	-	-	139,257

Jeffrey S. Barocas	2010	110,481	19,000	35,360	-	-	-	-	164,841
Chief Financial Officer	2009	109,038	14,000	10,350	-	-	-	-	133,388

William Dudman	2010	108,605	20,000	41,600	-	-	-	-	170,205
Vice President - Operations	2009	102,269	15,000	13,800	-	-	-	-	131,069

(1)	The amounts shown for stock awards are equal to the grant date fair value of the awards, calculated in accordance with ASC 718. The stock awards vested immediately upon grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END – 2010

The following table provides information regarding outstanding stock options and restricted stock held by the named executive officers at December 31, 2010.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Peter G. Dornau	11/06/2006	12,000	3,000	1.02	11/06/2011
	05/17/2007	12,000	8,000	1.85	05/17/2012
	12/17/2007	12,000	8,000	1.39	12/17/2012
	08/22/2008	8,000	12,000	1.07	08/22/2013
	03/25/2009	115,000	0	0.55	03/24/2014

Gregor M. Dornau	11/06/2006	16,800	4,200	0.93	11/06/2011
	05/17/2007	12,000	8,000	1.68	05/17/2012
	12/17/2007	12,000	8,000	1.32	12/17/2012
	08/22/2008	8,000	12,000	0.97	08/22/2013

Jeffrey S. Barocas	05/17/2007	6,000	4,000	1.68	05/17/2012
	12/17/2007	9,000	6,000	1.32	12/17/2012
	08/22/2008	6,000	9,000	0.97	08/22/2013

William Dudman	11/06/2006	17,600	4,400	0.93	11/06/2011
	05/17/2007	12,000	8,000	1.68	05/17/2012
	12/17/2007	12,000	8,000	1.32	12/17/2012
	08/22/2008	8,000	12,000	0.97	08/22/2013

(1)      All options vest in equal increments on the first five anniversaries of the date of grant.

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2010

	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	854,200	$1.24	339,000	(1)

Equity compensation plans not approved by security holders (2)	115,000	$0.55	0

(1)
As noted below under “Proposal 2. Approval of the Omnibus Equity Compensation Plan," if the shareholders approve the Ocean Bio-Chem, Inc. Omnibus Equity Compensation Plan, no further grants will be made under our previously approved equity compensation plans.

(2)
Includes 115,000 stock options issued in 2009 and designed to renew and extend stock options initially granted to Peter G. Dornau in conjunction with a loan made to us by an entity that he owns. In order to address compliance with applicable Nasdaq rules, in April 2011 we reduced the number of shares available for grant under one of our security holder approved plans by 115,000 shares.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning ownership of our common stock as of March 1, 2011 (unless otherwise noted) by (i) each shareholder that has indicated in public filings that the shareholder beneficially owns more than five percent of our common stock; (ii)  each director and each nominee for election as a director; (iii) each executive officer named in the Summary Compensation Table above; and (iv) all directors and executive officers as a group. Except as otherwise noted, each person listed below, either alone or together with members of the person’s family sharing the same household, had sole voting and investment power with respect to the shares listed next to the person’s name.

Name	Amount and Nature of Beneficial Ownership		Percent of Class
Peter G. Dornau	4,631,370	(2)	57.8%

Edward Anchel	189,079	(3)	2.4%

Jeffrey S. Barocas	61,000	(4)	*

William W. Dudman	153,900	(5)	1.9%

Gregor M. Dornau	317,760	(6)	4.0%

James M. Kolisch	81,167	(7)	1.0%

John B. Turner	94,463	(8)	1.2%

Sonia B. Beard	35,000	(9)	*

Diana Mazuelos Conard	0		*

All directors and officers as a group (9 persons)	5,563,739	(10)	69.5%

*	Less than one percent.

(1)
Applicable percentage of ownership is based on 7,853,613 shares of our common stock outstanding (net of treasury stock) as of March 1 2011.  Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of our common stock issuable upon the exercise of stock options exercisable currently or within 60 days of March 1, 2011 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Includes 159,000 shares that are subject to stock options and/or warrants that are exercisable currently or within 60 days of March 1, 2011. Mr. Dornau’s address is Ocean Bio-Chem, Inc., 4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314.

(3)	Includes 46,000 shares that are subject to stock options exercisable currently or within 60 days of March 1, 2011.

(4)	Includes 21,000 shares that are subject to stock options exercisable currently or within 60 days of March 1, 2011.

(5)	Includes 49,600 shares that are subject to stock options exercisable currently or within 60 days of March 1, 2011.

(6)	Includes 48,800 shares that are subject to stock options exercisable currently or within 60 days of March 1, 2011.

(7)	Includes 65,000 shares that are subject to stock options exercisable currently or within 60 days of March 1, 2011.

(8)	Includes 65,000 shares that are subject to stock options exercisable currently or within 60 days of March 1, 2011.

(9)	Includes 35,000 shares that are subject to stock options exercisable currently or within 60 days of March 1, 2011.

(10)	Includes 489,400 shares that are subject to stock options and/or warrants that are exercisable currently or within 60 days of March 1, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2010, as in previous years, we sold products to companies affiliated with Peter G. Dornau, our President and Chief Executive Officer. The affiliated companies distribute the products outside of the United States and Canada. We also provide administrative services to these companies. Sales to the affiliated companies aggregated approximately $1,811,800 and in 2010; administrative fees aggregated approximately $336,000 in 2010. At December 31, 2010 we had accounts receivable from the affiliated companies of approximately $213,000 in connection with the product sales and management services. Transactions with the affiliated companies were made in the ordinary course of business but were not made on substantially the same terms and conditions as those prevailing at the same time for comparable transactions with other customers. Management believes that the sales transactions did not involve more than normal credit risk or present other unfavorable features.

One of our subsidiaries currently uses the services of an entity that is owned by our President and Chief Executive Officer to conduct product research and development. In 2010, we paid the entity approximately $39,000 for its services.

We lease our executive offices and warehouse facilities in Fort Lauderdale, Florida from an entity controlled by our President and Chief Executive Officer. On May 1, 2008, we renewed the lease for a term of ten years. The lease requires minimum base rent of $94,800 and provides for a maximum annual 2% increase in subsequent years, although the entity has not raised the minimum rent since we entered into the initial lease in 1988. Additionally, the leasing entity is entitled to reimbursement of all taxes, assessments, and any other expenses that arise from ownership. Each of the parties to the lease has agreed to review the terms of the lease every three years at the request of the other party. Rent expense under the lease during 2010 was approximately $96,000.

On November 2, 2010, we redeemed a warrant held by our Chief Executive Officer to purchase 500,000 shares of our common stock at an exercise price of $1.13 per share. The warrant initially was issued to the Chief Executive Officer in connection with financing he provided to us in October 2005. The aggregate redemption price of the warrant was $430,000, which was based on the difference between the closing bid price of our common stock on October 15, 2010, the date the Chief Executive officer initially provided notice of his intention to exercise the warrant. The redemption, which was approved by our independent directors, was affected to prevent the dilutive effect of the exercise of the warrant.

On December 6, 2010, we redeemed a warrant held by our Chief Executive Officer to purchase 500,000 shares of its Common Stock at an exercise price of $0.836 per share. The warrant initially was issued to the Chief Executive Officer in connection with financing he provided to us in December 2005. The aggregate redemption price of the warrant was $471,950, which was based on the difference between the closing price of our common stock on December 6, 2010 and the exercise price of the warrant. We issued a note to the Chief Executive Officer in an amount equal to the redemption price, which bore interest at the rate of 3% per annum. On January 5, 2011, we paid all outstanding principal and interest on the note. The redemption, which was approved by our independent directors, was affected to prevent the dilutive effect of the exercise of the warrant.

James M. Kolisch, one of our directors, is President of USI Insurance Services, an entity from which we source most of our insurance needs at an arm’s length competitive basis. In 2010, we paid an aggregate of approximately $500,000 in insurance premiums on policies obtained through USI Insurance Services, Inc.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in its oversight of the integrity of Ocean Bio-Chem, Inc.’s financial statements and compliance with legal and regulatory requirements. Management has primary responsibility for preparing the financial statements and for the financial reporting process. In addition, management has the responsibility to assess the effectiveness of Ocean Bio-Chem, Inc.’s internal control over financial reporting. Goldstein Schechter Koch P.A., Ocean Bio-Chem, Inc.’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of Ocean Bio-Chem’s audited financial statements to accounting principles generally accepted in the United States of America and on whether the financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Ocean Bio-Chem.

In this context, the Audit Committee hereby reports as follows:

1.
The Audit Committee has reviewed and discussed with management and Goldstein Schechter Koch P.A. the audited financial statements and evaluation of Ocean Bio-Chem, Inc.’s internal control over financial reporting.

2.
The Audit Committee has discussed with Goldstein Schechter Koch P.A. the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board.

3.
The Audit Committee has received the written disclosures and the letter from Goldstein Schechter Koch P.A. required by applicable requirements of the Public Company Accounting Oversight Board regarding Goldstein Schechter Koch P.A.’s communications with the Audit Committee concerning independence, and has discussed with Goldstein Schechter Koch P.A. that firm’s independence.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Ocean Bio-Chem, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission.

Sonia B. Beard, Chairperson
James M. Kolisch
John B. Turner

Dated: March 30, 2011

Mr. Kolisch ceased to serve as a member of the Audit Committee upon the appointment of Diana Mazuelos Conard to the committee on April 4, 2011.

PROPOSAL 2. APPROVAL OF THE OMNIBUS EQUITY COMPENSATION PLAN

On April 25, 2011, the Board approved the adoption of the Ocean Bio-Chem, Inc. Omnibus Equity Compensation Plan (the “Plan”), subject to approval by our shareholders at the Annual Meeting. Our Board of Directors has directed that the proposal to approve the Plan be submitted to our shareholders for their approval at the Annual Meeting. Shareholder approval is being sought (i) in order to meet the Nasdaq listing requirements, (ii) so that compensation attributable to grants under the Plan may qualify for an exemption from the deduction limit under section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”) (see the discussion below under “Federal Income Tax Consequences” below), and (iii) in order for incentive stock options to meet the requirements of the Code.

We currently maintain the 2002 Non-Qualified Stock Option Plan, 2002 Incentive Stock Option Plan, 2007 Incentive Stock Option Plan, 2008 Non-Qualified Stock Option Plan and 2008 Incentive Stock Option Plan (the “Previous Plans”). Our Board of Directors believes it advisable to adopt a new comprehensive equity compensation plan which will enable us, within a single plan, to design and structure grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards for selected individuals in our employ or service. The adoption of the new Plan will also ease administration since all future grants will be made and administered under the Plan. If the Plan is approved by our shareholders, then no further grants shall be made under the Previous Plans. Currently, 339,000 shares are available for grant under the previous plans.

If approved by our shareholders, the Plan will be effective as of April 25 2011, the date the Plan was adopted by our Board of Directors.

The material terms of the Plan are summarized below. A copy of the full text of the Plan is attached to this proxy statement as Appendix A. This summary of the Plan is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan.

Material Features of the Plan

General. The Plan provides that grants may be made in any of the following forms:

•	Incentive stock options
•	Nonqualified stock options
•	Stock units
•	Performance units
•	Stock awards
•	Stock appreciation rights (“SARs”)
•	Dividend equivalents
•	Other stock-based awards

The Plan authorizes 750,000 shares of our common stock for issuance, subject to adjustment in the event of certain events affecting our common stock, as described below under "Adjustment Provisions." For grants measured in shares, the maximum aggregate number of shares of our common stock with respect to which grants may be made to any individual during any calendar year is 100,000 shares, also subject to adjustment as described below under "Adjustment Provisions." For grants measured in dollars (whether payable in cash, common stock or a combination of both), the maximum dollar amount for which grants may be made to any individual in any calendar may not exceed $100,000. If dividend equivalents are granted, a grantee may not accrue more than $100,000 of dividend equivalents during any calendar year.

If and to the extent options and SARs granted under the Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised, or if any stock awards, stock units, or other stock-based awards are forfeited, terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the Plan. Shares surrendered in payment of the exercise price of an option and shares withheld or surrendered for payment of taxes will not become available again for issuance or transfer under the Plan. If SARs are granted, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs and without regard to any cash settlement of the SARs. Except for SARs settled in cash, to the extent any grants are paid in cash and not in shares of common stock, any shares previously subject to such grants will not count against the share limits under the Plan.

Administration. The Plan will be administered and interpreted by the Equity Grant Committee (the “Committee”). However, any grants to members of the Committee must be authorized by our Board of Directors. References to the Committee include our Board of Directors where appropriate.

The Committee has the authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below, and (v) deal with any other matters arising under the Plan. The Committee presently consists of three non-employee directors, Sonia B. Beard, Diana Mazuelos Conard and John B. Turner, with Mr. Turner serving as Chairperson.

Eligibility for Participation. All of our employees (including an employee who is a member of our Board of Directors), non-employee directors, consultants and advisors who perform services for us and our subsidiaries are eligible to receive grants under the Plan. As of April 27, 2011, approximately 100 employees, five non-employee directors and one consultant is eligible to receive grants under the Plan. The Committee is authorized to select the persons to receive grants from among those eligible, and the Committee will determine the number of shares of our common stock that are subject to each grant.

Types of Awards.

Stock Options

The Committee may grant options intended to qualify as incentive stock options within the meaning of section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”), or any combination of ISOs and NQSOs. Anyone eligible to participate in the Plan may receive a grant of NQSOs. Only our employees and employees of our subsidiaries may receive a grant of ISOs.

The Committee will fix the exercise price per share of options on the date of grant. The exercise price of options granted under the Plan will not be less than the fair market value of our common stock on the date of grant, which, because our common stock is listed on Nasdaq, means the closing price of our common stock, as reported by Nasdaq on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of our common stock on the date of grant.

The Committee will determine the term of each option, which may not exceed ten years from the date of grant. If the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock, however, the term of the ISO may not exceed five years from the date of grant. To the extent that the aggregate fair market value of shares of our common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

The Committee will determine the terms and conditions of options, including when they become exercisable. The Committee may accelerate the exercisability of any options. Except as provided in the grant instrument or as otherwise determined by the Committee, an option may only be exercised while a grantee is employed by or providing service to us or our subsidiaries or during an applicable period after termination of employment or service.

A grantee may exercise an option by delivering notice of exercise to us. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash, (ii) in certain circumstances as permitted by our Committee, by the surrender of shares of our common stock with an aggregate fair market value on the date the option is exercised equal to the exercise price and applicable taxes, (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board or (iv) by another method approved by our Committee. The Plan also includes a net exercise feature to allow us to issue to a grantee a net number of shares on exercise of a nonqualified stock option by reducing the shares that would otherwise be issued on exercise by a number of shares with a fair market value equal to the exercise price. This will result in fewer shares being issued and potentially sold into the market and will enable a grantee to exercise options without making a payment in cash or in kind for the exercise of the options.

Stock Awards

The Committee may grant stock awards to anyone eligible to participate in the Plan. The Committee may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Committee will determine whether they will lapse over a period of time or according to such other criteria, including the achievement of specific performance goals, as the Committee determines.

The Committee will determine the number of shares of our common stock subject to the grant of stock awards and the other terms and conditions of the grant including whether the grantee will have the right to vote shares of our common stock and to receive dividends paid on such shares during the restriction period. Unless the Committee determines otherwise, all unvested stock awards are forfeited if the grantee’s employment or service is terminated for any reason.

Stock Units

The Committee may grant stock units to anyone eligible to participate in the Plan. Each stock unit provides the grantee with the right to receive a share of our common stock or an amount based on the value of a share of our common stock at a future date. The Committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions applicable to stock units.

Stock units may be paid at the end of a specified period or deferred to a date authorized by the Committee. If a stock unit becomes distributable, it will be paid to the grantee in cash, in shares of our common stock, or in a combination of cash and shares of our common stock, as determined by the Committee. All unvested stock units are forfeited if the grantee’s employment or service is terminated for any reason, unless the Committee determines otherwise.

SARs

The Committee may grant SARs to anyone eligible to participate in the Plan. SARs may be granted in connection with, or independently of, any option granted under the Plan. Upon exercise of an SAR, the grantee will receive an amount equal to the excess of the fair market value of our common stock on the date of exercise over the base amount for the SAR. Such payment to the grantee will be in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Committee. The Committee will determine the term of each SAR, which shall not exceed ten years from the date of grant.

The base amount of each SAR will be determined by the Committee and will be equal to the per share exercise price of the related option or, if there is no related option, an amount that is equal to or greater than the fair market value of our common stock on the date the SAR is granted. The Committee will determine the terms and conditions of SARs, including when they become exercisable. The Committee may accelerate the exercisability of any SARs.

Performance Units

Performance units may be granted under the Plan in such amounts and upon such terms as the Committee shall determine. Performance units represent a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more performance goals or the right to receive a targeted dollar amount tied to the attainment of pre-established corporate performance objectives based on one or more performance goals. The amount of the bonus pool and the targeted dollar amounts may vary based on the level at which the applicable performance objectives are attained. The value of each performance unit which becomes due and payable upon the attained level of performance will be determined by dividing the amount of the resulting bonus pool, if any, by the total number of performance units issued and outstanding at the completion of the applicable performance period or based on the threshold, target and maximum amounts that may be paid if the performance goals are met.

Performance units become payable on the attainment of the applicable performance objectives as determined by the Committee and will be payable in cash, in shares of our common stock, or in a combination of cash and shares of our common stock, as determined by the Committee. All unvested performance units are forfeited if the grantee’s employment or service is terminated for any reason, unless the Committee determines otherwise.

Other Stock-Based Awards

The Committee may grant other stock-based awards, which are grants other than options, SARs, stock units, and stock awards. The Committee may grant other stock-based awards to anyone eligible to participate in the Plan. These grants will be based on or measured by shares of our common stock, and will be payable in cash, in shares of our common stock, or in a combination of cash and shares of our common stock. The terms and conditions for other stock-based awards will be determined by the Committee.

Dividend Equivalents

The Committee may grant dividend equivalents in connection with grants of stock units or other stock-based awards made under our Plan. Dividend equivalents entitle the grantee to receive amounts equal to ordinary dividends that are paid on the shares underlying a grant while the grant is outstanding. The Committee will determine whether dividend equivalents will be paid currently or accrued as contingent cash obligations. Dividend equivalents may be paid in cash, in shares of our common stock or in a combination of the two. The Committee will determine the terms and conditions of the dividend equivalent grants, including whether the grants are payable upon the achievement of specific performance goals.

Qualified Performance-Based Compensation. The Plan permits the Committee to impose objective performance goals that must be met with respect to grants of stock units, stock awards, other stock-based awards or dividend equivalents granted to employees under the Plan, in order for the grants to be considered qualified performance-based compensation for purposes of section 162(m) of the Code (see “Federal Income Tax Consequences” below). If the Committee determines to include the performance goals as part of a grant, it will, prior to, or soon after the beginning of, the performance period, establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions.

The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: cash flow; earnings  (including gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); earnings per share; growth in earnings or earnings per share; stock price; return on equity or average shareholder equity; total shareholder return or growth in total shareholder return either directly or in relation to a comparative group; return on capital; return on assets or net assets; invested capital, required rate of return on capital or return on invested capital; revenue, growth in revenue or return on sales; income or net income; operating income, net operating income or net operating income after tax; operating profit or net operating profit; operating margin; return on operating revenue or return on operating profit; collections and recoveries, litigation and regulatory resolution goals, general and administrative and other expense control goals, budget comparisons, growth in shareholder value relative to the growth of the companies and other entities included in a specified index, the S&P Global Industry Classification Standards (“GICS”) or GICS Index, or another peer group or peer group index; credit rating; development and implementation of strategic plans and/or organizational restructuring goals; development and implementation of risk and crisis management programs; improvement in workforce diversity; compliance requirements and compliance relief; safety goals; productivity goals; workforce management and succession planning goals; measures of customer satisfaction, employee satisfaction or staff development; development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Corporation’s revenue or profitability or enhance its customer base;  merger and acquisitions; and other similar criteria consistent with the foregoing.

Deferrals. The Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of our common stock that would otherwise be due to the grantee in connection with any stock units or other stock-based awards under the Plan. The Committee will establish the rules and procedures applicable to any such deferrals and may provide for interest or other earnings to be paid on such deferrals.

Adjustment Provisions. In connection with stock splits, stock dividends, recapitalizations and certain other events affecting our common stock, the Committee will make adjustments in the maximum number of shares of our common stock reserved for issuance as grants, the maximum number of shares of our common stock that any individual participating in the Plan may be granted in any year, the number and kind of shares covered by outstanding grants, the kind of shares that may be issued or transferred under the Plan, and the price per share or market value of any outstanding grants to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and outstanding grants. Any fractional shares resulting from such adjustment will be eliminated. In addition, in the event of a change of control, the provisions applicable to a change in control will apply (see discussion of “Change of Control” below). Any adjustments to outstanding grants must be consistent with section 409A or 422 of the Code, to the extent applicable.

Change of Control. Unless the Committee determines otherwise, effective upon the date of the change of control:

•	All outstanding options and SARs will automatically accelerate and become fully exercisable;

•	The restrictions and conditions on all outstanding stock awards will immediately lapse; and

•
All stock units, performance units, dividend equivalents and other stock-based awards will become fully vested and will be paid at their target value, or in such greater amounts as the Committee may determine.

Notwithstanding the foregoing, in the event of a change of control, the Committee may take any of the following actions with respect to any or all outstanding grants under the Plan:

•
Require that grantees surrender their options and SARs in exchange for payment by us, in cash or shares of our common stock as determined by the Committee, in an amount equal to the amount by which the then fair market value of the shares subject to the grantee’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable;

•	After giving grantees the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Committee deems appropriate; or

•
Determine that outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

In general terms, a change of control under the Plan occurs:

•	if a person, entity or affiliated group (with certain exceptions) acquires more than 50% of our then outstanding voting securities;

•	if we merge into another entity unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity;

•	if we sell or dispose of all or substantially all of our assets;

•	if we are liquidated or dissolved; or

•
if, within any 24-month period, "incumbent directors" cease to constitute at least a majority of the Board. For this purpose, "incumbent directors" are persons who (i) were directors at the beginning of the period and (ii) were elected or appointed to the Board on the recommendation or with the approval of two-thirds of the directors who then were incumbent directors.

Transferability of Grants. Only the grantee may exercise rights under a grant during the grantee’s lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution; provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations order. The Committee may also provide, in a grant agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Committee may determine.

Grantees Outside of the United States. If any individual who receives a grant under the Plan is subject to taxation in a country other than the United States, the Committee may make the grant on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable country.

No Repricing of Options. Neither our Board nor the Committee can amend the Plan or options previously granted under the Plan to permit a repricing of options, without prior shareholder approval.

Amendment and Termination of the Plan. Our Board may amend or terminate the Plan at any time, subject to shareholder approval if such approval is required under any applicable laws or stock exchange requirements.

Shareholder Approval for Qualified Performance-Based Compensation. If stock awards, stock units, performance units, other stock-based awards or dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code, the Plan must be re-approved by our shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which our shareholders previously approved the Plan.

Clawback Rights. The Committee may provide that, if a grantee breaches any restrictive covenant agreement or otherwise engages in activities that constitute cause (as defined in the Plan) either while employed by, or providing service to, us or within a specified period of time thereafter, all grants held by the grantee will terminate. Under these circumstances, we may rescind any exercise of an option or SAR and the vesting of any other grant, as well as delivery of shares upon such exercise or vesting. The Committee may require that in the event of any such rescission, (i) the grantee return to us the shares received upon the exercise of any option or SAR and/or the vesting and payment of any other grant or, (ii) if the grantee no longer owns the shares, the grantee may pay to us the amount of any gain realized or payment received as a result of any sale or other disposition of the shares, net of the price originally paid by the grantee for the shares. Payment by the grantee shall be made in such manner and on such terms and conditions as may be required by the Committee. We shall be entitled to set off against the amount of any such payment any amounts otherwise owed by us to the grantee.

Grants Under the Plan. The following table sets forth information regarding grants of stock awards and options that will be effective if shareholders approve the Plan:

NEW PLAN BENEFITS

Ocean Bio-Chem, Inc. Omnibus Equity Compensation Plan

Name and Position	Number of Shares Underlying Stock Awards (1)

Peter G. Dornau President and Chief Executive Officer	20,000

Gregor M. Dornau Vice President - Sales & Marketing	20,000

Jeffrey S. Barocas Chief Financial Officer, Vice President	20,000

William W. Dudman Vice President - Operations	20,000

Executive Officers as a group	80,000

Non-executive directors as a group	-

Non-executive officer employees as a group	59,000

(1)	All grants will vest immediately.

The last reported sale price of a share of our common stock on April 21, 2011, was $ 2.58 per share of our common stock.

Federal Income Tax Consequences of the Plan

The federal income tax consequences of grants under the Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the Plan. This discussion is intended for the information of shareholders considering how to vote at the annual meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of our common stock or payment of cash under the Plan. Future appreciation on shares of our common stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of our common stock are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. As a general rule, we will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:

(i)
If shares of our common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under section 83(b) of the Code.

(ii)
If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction if shares of our common stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

(iii)
A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or certain other officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the Plan will be qualified performance-based compensation. Stock units, stock awards, dividend equivalents, and other stock-based awards granted under the Plan may be designated as qualified performance-based compensation if the Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.

We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The Committee may permit a grantee to elect to satisfy our withholding obligation with respect to grants paid in shares of our common stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

Your Board unanimously recommends a vote FOR the approval of the Ocean Bio-Chem, Inc. Omnibus Equity Compensation Plan.

PROPOSAL 3.  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors selected Goldstein Schechter Koch P.A. to audit our consolidated financial statements for 2011. In accordance with past practice, this selection will be presented to the shareholders for ratification at the Annual Meeting; however, consistent with the requirements of the Sarbanes Oxley Act of 2002, the Audit Committee has ultimate authority in respect of the selection of our auditors. The Audit Committee may reconsider its selection if the appointment is not ratified by the shareholders.

Representatives of Goldstein Schechter Koch P.A. are expected to be present at the meeting to respond to appropriate questions and will be afforded the opportunity to make a statement at the meeting if they desire to do so.

Effective January 1, 2011, Jeff Kramer, CPA, of Kramer, Weisman & Associates, LLP, which we refer to below as “Kramer Weisman,” our former independent registered public accounting firm with respect to our financial statements as at and for the year ended December 31, 2009 and 2008, joined Goldstein, Schechter & Koch P.A. The departure of Mr. Kramer from Kramer Weisman resulted in the winding up and dissolution of that firm and with the approval of the Audit Committee, Goldstein Schechter Koch P.A. became our independent registered public accounting firm; Mr. Kramer continued to serve as our audit engagement partner. As a result, reports previously issued by Kramer Weisman with respect to our financial statements as of  and for the year ended December 31, 2009 were reissued by, and consent to the use of such reports was issued by, Goldstein Schechter Koch P.A.

Kramer Weisman’s reports on our financial statements as at and for the years ended December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2009 and 2008 and the subsequent period preceding the engagement of Goldstein Schechter Koch P.A., there were no disagreements with Kramer Weisman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Kramer Weisman, would have caused Kramer Weisman to make reference to the subject matter of the disagreement in connection with its reports.

Your Board unanimously recommends a vote FOR ratification of the appointment of Goldstein Schechter Koch P.A.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees related to the 2010 and 2009 fiscal years payable to our independent registered public accounting firm (Goldstein Schechter Koch in 2010 and Kramer Weisman and Associates, LLP in 2009) are set forth in the table below:

	2010	2009
Audit Fees	$61,000	$56,000
Audit Related Fees	-
Tax Fees	-
All Other Fees	-	-
Total Fees	$61,000	$56,000

The audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our interim consolidated financial statements included in quarterly reports filed with the SEC.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries to satisfy delivery requirements for notices of Internet availability of proxy materials and, if applicable, proxy statements and annual reports to shareholders, with respect to two or more shareholders sharing the same address by delivering a single copy of the material addressed to those shareholders. This process, commonly referred to as “householding,” is designed to reduce duplicate printing and postage costs. We and some brokers may household notices of Internet availability of proxy materials and, if applicable, annual reports to shareholders and proxy materials, by delivering a single copy of the material to multiple shareholders sharing the same address unless contrary instructions have been received from the affected shareholders.

If a shareholder wishes in the future to receive a separate notice of Internet availability of proxy materials or, if applicable, the annual report to shareholders and proxy statement, or if a shareholder received multiple copies of some or all of these materials and would prefer to receive a single copy in the future, the shareholder should submit a request to the shareholder’s broker if the shares are held in a brokerage account or to our Corporate Secretary, Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Fort Lauderdale, FL 33314, telephone (954) 587-6280, if the shares are registered in the name of the shareholder. We will send additional copies of the relevant material following receipt of a request for additional copies.

SHAREHOLDER PROPOSALS

Any proposals submitted by shareholders for inclusion in our proxy statement and proxy for our 2012 Annual Meeting of Shareholders must be received at our principal executive offices (to the attention of our Corporate Secretary) no later than January 1, 2012 and must comply in all other respects with SEC rules and regulations relating to such inclusion.

In connection with any proposal submitted by shareholders for consideration at the 2012 Annual Meeting of Shareholders, other than proposals submitted for inclusion in our proxy statement and proxy under SEC rules and regulations, the persons named in the enclosed form of proxy may exercise discretionary voting authority with respect to proxies solicited for that meeting, without including advice on the nature of the matter and how the persons intend to vote on the proposal, if appropriate notice of the shareholder’s proposal is not received by us at our principal executive offices by February 15, 2012.

OTHER BUSINESS

We are not aware of any matters, other than as indicated above, that will be presented for action at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy intend to vote such proxy in their discretion on such matters.

Copies of our Annual Report on Form 10-K for the year ended December 31, 2010, including financial statements and schedules thereto filed with the SEC, but excluding exhibits, are available without charge to shareholders upon written request addressed to Corporate Secretary, Ocean Bio-Chem, Inc., 4041 SW 47th Avenue, Ft. Lauderdale, FL 33314. The Form 10-K provided to shareholders includes a list of exhibits to the Form 10-K. Copies of exhibits will be furnished to shareholders upon written request and upon payment of reproduction and mailing expenses.

Ft. Lauderdale, Florida
April 30, 2011

OCEAN BIO-CHEM, INC.

OMNIBUS EQUITY COMPENSATION PLAN

OCEAN BIO-CHEM, INC.

OMNIBUS EQUITY COMPENSATION PLAN

The purpose of the Ocean Bio-Chem, Inc. Omnibus Equity Compensation Plan (the “Plan”) is (i) to provide employees of Ocean Bio-Chem, Inc. (the “Company”) and its subsidiaries, certain consultants and advisors who perform services for the Company or its subsidiaries and non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units, performance units and other stock-based awards.

The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.  The Plan shall be effective as of the Effective Date.

Section 1.                      Definitions

The following terms shall have the meanings set forth below for purposes of the Plan:

(a)           “Board” shall mean the Board of Directors of the Company.

(b)           “Cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Participant (i) has breached his or her employment or service contract with the Employer, (ii) has engaged in disloyalty to the Employer, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information, (iv) has breached any written non-competition, non-solicitation, invention assignment or confidentiality agreement between the Participant and the Employer or (v) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.

(c)           Unless otherwise set forth in a Grant Instrument, a “Change of Control” shall be deemed to have occurred if:

(i)           Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of (a) any transfer of shares by a person who, as of the Effective Date, owns more than 50% of the voting power of the outstanding securities of the Company or (b) a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction will immediately after the transaction beneficially own shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors.

(ii)           The consummation of (A) a merger or consolidation of the Company with another corporation where the shareholders of the Company immediately prior to the merger or consolidation will not, immediately after the merger or consolidation, beneficially own, in substantially the same proportion as ownership immediately prior to the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company.

(iii)           Within any 24-month period beginning on or after the date hereof, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board (or the board of directors of any successor to the Company); provided that any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval was the result of an actual or threatened election contest.

The Committee may modify the definition of Change of Control for a particular Grant as the Committee deems appropriate to comply with section 409A of the Code or otherwise.

(d)           “Code” shall mean the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

(e)           “Committee” shall mean the Equity Grant Committee of the Board or another committee appointed by the Board to administer the Plan.  The Committee shall consist of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code and “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act.

(f)           “Company” shall mean Ocean Bio-Chem, Inc. and shall include its successors.

(g)           “Company Stock” shall mean the common stock, $0.01 par value, of the Company.

(h)           “Disability” or “Disabled” shall mean a Participant’s becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer’s long-term disability plan, if any, applicable to the Participant or as otherwise determined by the Committee.

(i)           “Dividend Equivalent” shall mean an amount determined by multiplying the number of shares of Company Stock subject to a Grant by the per-share cash dividend paid by the Company on its outstanding Company Stock, or the per-share fair market value (as determined by the Committee) of any dividend paid on its outstanding Company Stock in consideration other than cash.

(j)           “Effective Date” shall mean April 25, 2011; subject to shareholder approval of the Plan.

(k)           “Employee” shall mean an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court.  Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(l)           “Employed by, or providing service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Awards, Stock Units, Performance Units and Other Stock-Based Awards, a Participant shall not be considered to have terminated employment or service until the Participant ceases to be an Employee, Key Advisor or member of the Board).

(m)           “Employer” shall mean the Company and each of its subsidiaries.

(n)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o)           “Exercise Price” shall mean the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(p)           “Fair Market Value” shall mean:

(i)           If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Company Stock is a national securities exchange, the closing price during regular trading hours, as reported by such exchange, on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (B) if the Company Stock is not principally traded on any such exchange, the last reported sale price of a share of Company Stock during regular trading hours on the relevant date, as reported by the OTC Bulletin Board.

(ii)           If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per share shall be as determined by the Committee through any reasonable valuation method authorized under the Code.

(q)           “Grant” shall mean an Option, SAR, Stock Award, Stock Unit, Performance Unit, Other Stock-Based Award granted under the Plan.

(r)           “Grant Instrument” shall mean the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

(s)           “Incentive Stock Option” shall mean an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(t)           “Key Advisor” shall mean a consultant or advisor of the Employer.

(u)           “Non-Employee Director” shall mean a member of the Board who is not an Employee.

(v)           “Nonqualified Stock Option” shall mean an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(w)           “Option” shall mean an option to purchase shares of Company Stock, as described in Section 6.

(x)           “Other Stock-Based Award” shall mean any Grant based on, measured by or payable in Company Stock, as described in Section 11.

(y)           “Plan” shall mean this Ocean Bio-Chem, Inc. Omnibus Equity Compensation Plan, as in effect from time to time.

(z)           “Participant” shall mean an Employee, Key Advisor or Non-Employee Director designated by the Committee to participate in the Plan.

(aa)           “Performance Unit” shall mean a performance unit award, as described in Section 10.

(bb)           “SAR” shall mean a stock appreciation right, as described in Section 9.

(cc)           “Stock Award” shall mean an award of Company Stock, as described in Section 7.

(dd)           “Stock Unit” shall mean an award of a phantom unit representing a share of Company Stock, as described in Section 8.

Section 2.                      Administration

(a)           Committee.  The Plan shall be administered and interpreted by the Committee; provided, however, that any Grants to members of the Equity Grant Committee must be authorized by the Board.  The Committee may delegate authority to one or more subcommittees, as it deems appropriate.  To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board or such subcommittee.  In the absence of a specific designation by the Board to the contrary, the Plan shall be administered by the Committee or any successor Board committee performing substantially the same functions.

(b)           Committee Authority.  The Committee shall have the sole authority to (i) determine the individuals to whom Grants shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each such individual, (iii) determine the time when the Grants will be made, (iv) determine the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (v) amend the terms of any previously issued Grant, subject to the provisions of Section 19 below, and (vi) deal with any other matters arising under the Plan.

(c)           Committee Determinations.  The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion.  The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder.  All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

Section 3.                      Grants

Grants under the Plan may consist of Options as described in Section 6, Stock Awards as described in Section 7, Stock Units as described in Section 8, SARs as described in Section 9, Performance Units as described in Section 10 and Other Stock-Based Awards as described in Section 11.  All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Grant Instrument.  All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant.  Grants under a particular Section of the Plan need not be uniform as among the Participants.

Section 4.                      Shares Subject to the Plan

(a)           Shares Authorized.  Subject to adjustment as described below, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan shall be 500,000 shares, all of which may be issued or transferred under the Plan pursuant to Incentive Stock Options.

(b)           Source of Shares; Share Counting.  Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan.  If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan.  Shares of Stock surrendered in payment of the Exercise Price of an Option, and shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan.  If SARs are granted, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs and without regard to any cash settlement of the SARs.  To the extent that a Grant of Stock Units is designated in the Grant Agreement to be paid in cash and not in shares of Company Stock, such Grants shall not count against the share limits in subsection (a).

(c)           Individual Limits.  Each person participating in the Plan shall be subject the following limitations:

(i)           for Grants measured in shares of Company Stock (whether payable in Company Stock, cash or a combination of both), the maximum number of shares of Company Stock for which such Grants may be made to such person in any calendar year shall not exceed 100,000 shares of Company Stock in the aggregate, and

(ii)           for Grants measured in cash dollars (whether payable in cash, Company Stock or a combination of both), the maximum dollar amount for which such Grants may be made to such person in any calendar year shall not exceed $100,000 in the aggregate, with such limitation to be measured at the time the Grant is made.

(d)           Adjustments.  If there is any change in the number or kind of shares of Company Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.  In addition, in the event of a Change of Control, the provisions of Section 14 of the Plan shall apply.  Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable.  The Committee shall have the sole discretion and authority to determine what appropriate adjustments shall be made and any adjustments determined by the Committee shall be final, binding and conclusive.

Section 5.                      Eligibility for Participation

(a)           Eligible Persons.  All Employees (including, for all purposes of the Plan, an Employee who is a member of the Board) and Non-Employee Directors shall be eligible to participate in the Plan.  Key Advisors shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b)           Selection of Participants.  The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines.

Section 6.                      Options

The Committee may grant Options to an Employee, Non-Employee Director or Key Advisor upon such terms as the Committee deems appropriate.  The following provisions are applicable to Options:

(a)           Number of Shares.  The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

(b)           Type of Option and Exercise Price.

(i)           The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein.  Incentive Stock Options may be granted only to employees of the Company or its parent or subsidiary corporations, as defined in section 424 of the Code.  Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

(ii)           The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted.  However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share of Company Stock on the date of grant.

(c)           Option Term.  The Committee shall determine the term of each Option.  The term of any Option shall not exceed ten years from the date of grant.  However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(d)           Exercisability of Options.  Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument.  The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(e)           Grants to Non-Exempt Employees.  Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(f)           Termination of Employment, Disability or Death.

(i)           Except as provided below, an Option may only be exercised while the Participant is employed by, or providing service to, the Employer as an Employee, member of the Board or Key Advisor.

(ii)           In the event that a Participant ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death or termination for Cause, any Option which is otherwise exercisable by the Participant shall terminate unless exercised within 90 days after the date on which the Participant ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term.  Except as otherwise provided by the Committee, any of the Participant’s Options that are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(iii)           In the event the Participant ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Employer, any Option held by the Participant shall terminate as of the date the Participant ceases to be employed by, or provide service to, the Employer.  In addition, notwithstanding any other provisions of this Section 6, if the Committee determines that the Participant has engaged in conduct that constitutes Cause at any time while the Participant is employed by, or providing service to, the Employer or after the Participant’s termination of employment or service, any Option held by the Participant shall immediately terminate and the Participant shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Participant for such shares.  Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(iv)           In the event the Participant ceases to be employed by, or provide service to, the Employer because the Participant is Disabled, any Option which is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term.  Except as otherwise provided by the Committee, any of the Participant’s Options which are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(v)           If the Participant dies while employed by, or providing service to, the Employer or within 90 days after the date on which the Participant ceases to be employed or provide service on account of a termination specified in Section 6(f)(ii) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term.  Except as otherwise provided by the Committee, any of the Participant’s Options that are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(g)           Exercise of Options.  A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company.  The Participant shall pay the Exercise Price for an Option as specified by the Committee (i) in cash, (ii) unless the Committee determines otherwise, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve.  In addition, to the extent an Option is at the time vested with respect to all or a portion of the shares of Company Stock underlying the Option, all or any part of that vested portion may be surrendered to the Company for an appreciation distribution payable in shares of Company Stock with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the shares of Company Stock subject to the surrendered portion exceeds the aggregate Exercise Price payable for those shares.  Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option.  Payment for the shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by the Company by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance or transfer of such shares.

(h)           Limits on Incentive Stock Options.  Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

Section 7.                      Stock Awards

The Committee may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms as the Committee deems appropriate.  The following provisions are applicable to Stock Awards:

(a)           General Requirements.  Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee.  The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals.  The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(b)           Number of Shares.  The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

(c)           Requirement of Employment or Service.  If the Participant ceases to be employed by, or provide service to, the Employer during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company.  The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)           Restrictions on Transfer and Legend on Stock Certificate.  During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except under Section 17(a) below.  Unless otherwise determined by the Committee, the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed.  Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Grant.  The Participant shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed.  The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed.

(e)           Right to Vote and to Receive Dividends.  Unless the Committee determines otherwise, during the Restriction Period, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals.

(f)           Lapse of Restrictions.  All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Committee.  The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

Section 8.                      Stock Units

The Committee may grant Stock Units, each of which shall represent one hypothetical share of Company Stock, to an Employee, Non-Employee Director or Key Advisor upon such terms and conditions as the Committee deems appropriate.  The following provisions are applicable to Stock Units:

(a)           Crediting of Units.  Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount of cash based on the value of a share of Company Stock, if and when specified conditions are met.  All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.

(b)           Terms of Stock Units.  The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances.  Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee.  The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c)           Requirement of Employment or Service.  If the Participant ceases to be employed by, or provide service to, the Employer prior to the vesting of Stock Units, or if other conditions established by the Committee are not met, the Participant’s Stock Units shall be forfeited.  The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)           Payment With Respect to Stock Units.  Payments with respect to Stock Units shall be made in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

Section 9.                      Stock Appreciation Rights

The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option.  The following provisions are applicable to SARs:

(a)           General Requirements.  The Committee may grant SARs to an Employee or Non-Employee Director separately or in tandem with any Option (for all or a portion of the shares of Company Stock underlying the applicable Option).  Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option.  The Committee shall establish the base amount of the SAR at the time the SAR is granted.  The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount equal to or greater than the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

(b)           Tandem SARs.  In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period.  Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate.  Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c)           Exercisability.  An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument.  The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason.  SARs may only be exercised while the Participant is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 6(f) above.  A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

(d)           Grants to Non-Exempt Employees.  Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e)           Value of SARs.  When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised.  The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).

(f)           Form of Payment.  The appreciation in an SAR shall be paid in shares of Company Stock, cash or any combination of the foregoing, as the Committee shall determine.  For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.

Section 10.                      Performance Units

The Committee shall have the discretionary authority to make Performance Unit awards in accordance with the terms of this Section 10.  The following provisions are applicable to Performance Unit awards:

(a)           General Requirements.  A Performance Unit award shall represent a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more performance goals or the right to receive a targeted dollar amount tied to the attainment of pre-established corporate performance objectives based on one or more performance goals.  The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each Performance Unit which becomes due and payable upon the attained level of performance shall be determined by dividing the amount of the resulting bonus pool, if any, by the total number of Performance Units issued and outstanding at the completion of the applicable performance period.  Similarly, the targeted dollar amount may vary with the level at which the applicable performance objectives are attained and the value of the Performance Units which becomes due and payable upon the attained level of performance shall be determined based on the threshold, target and maximum amounts that may be paid if the performance goals are met.

(b)           Continued Employment or Service Requirement.  Performance Units may also be structured to include a requirement that the Participant continue to be employed by, or providing service to, the Employer following the completion of the performance period in order to vest in the Performance Units awarded with respect to that performance period.

(c)           Payment with Respect to Performance Units.  Payments with respect to Performance Units shall be made in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

(d)           Requirement of Employment or Service.  If a Participant ceases to be employed by, or providing service to the Company prior to the vesting of Performance Units, or if other conditions established by the Committee are not met, the Participant’s Performance Units shall be forfeited.  The Committee may provide for complete or partial exceptions to this requirement as it deems appropriate.

Section 11.                      Other Stock-Based Awards

The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 6, 7, 8, 9 and 10 of the Plan) that are based on or measured by Company Stock, to any Employee, Non-Employee Director or Key Advisor, on such terms and conditions as the Committee shall determine.  Other Stock-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

Section 12.                      Dividend Equivalents

The Committee may grant Dividend Equivalents in connection Stock Units or Other Stock-Based Awards.  Dividend Equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Company Stock, and upon such terms as the Committee may establish, including, without limitation, the achievement of specific performance goals.

Section 13.                      Qualified Performance-Based Compensation

The Committee may determine that Stock Awards, Stock Units, Performance Units, Other Stock-Based Awards and Dividend Equivalents granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code.  The following provisions shall apply to Grants of Stock Awards, Stock Units, Performance Units, Other Stock-Based Awards and Dividend Equivalents that are to be considered “qualified performance-based compensation” under section 162(m) of the Code:

(a)           Performance Goals.

(i)           When Stock Awards, Stock Units, Performance Units, Other Stock-Based Awards or Dividend Equivalents that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (A) the objective performance goals that must be met, (B) the performance period during which the performance will be measured, (C) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (D) any other conditions that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code.

(ii)           The performance goal criteria may relate to the Participant’s business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: cash flow; earnings  (including gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); earnings per share; growth in earnings or earnings per share; stock price revenue, growth in revenue or return on sales; income or net income; operating income, net operating income or net operating income after tax; operating profit or net operating profit; operating margin; return on operating revenue or return on operating profit overhead, savings, general and administrative and other expense control goals, growth in shareholder value relative to the growth of the companies and other entities included in a specified index, the S&P Global Industry Classification Standards (“GICS”) or GICS Index, or another peer group or peer group index; credit rating; development and implementation of strategic plans improvement in workforce diversity; compliance requirements and safety goals; productivity goals; workforce management and succession planning goals; measures of customer satisfaction, employee satisfaction or staff development; development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Corporation’s revenue or profitability or enhance its customer base;  merger and acquisitions; and other similar criteria consistent with the foregoing

(b)           Establishment of Goals.  The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.  The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met.  The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

(c)           Certification of Results.  The Committee shall certify and announce the results for each performance period to all Participants after the announcement of the Company’s financial results for the performance period.  If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards, Stock Units, Performance Units, Other Stock-Based Awards and Dividend Equivalents for the performance period shall be forfeited or shall not be made, as applicable.  If Dividend Equivalents are granted as “qualified performance-based compensation” under section 162(m) of the Code, a Participant may not accrue more than $100,000 of such Dividend Equivalents during any calendar year.

(d)           Death, Disability or Other Circumstances.  The Committee may provide that Stock Awards, Stock Units, Performance Units, Other Stock-Based Awards and Dividend Equivalents shall be payable or restrictions on such Grants shall lapse, in whole or in part, in the event of the Participant’s death or Disability during the performance period, or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

Section 14.                      Consequences of a Change of Control

(a)           Notice and Acceleration.  Unless the Committee determines otherwise, effective upon the date of the Change of Control, (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iii) all Stock Units, Performance Units, Other Stock-Based Awards and Dividend Equivalents shall become fully vested and shall be paid at their target values, or in such greater amounts as the Committee may determine.

(b)           Other Alternatives.  Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take one or more of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: the Committee may (i) require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, (ii) after giving Participants an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, or (iii) determine that outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).  Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.  The Committee may provide in a Grant Agreement that a sale or other transaction involving a subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

Section 15.                      Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant in connection with any Grant.  If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals.  The rules and procedures for any such deferrals shall be consistent with applicable requirements of section 409A of the Code.

Section 16.                      Withholding of Taxes

(a)           Required Withholding.  All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements.  The Employer may require that the Participant or other person receiving Grants or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages and compensation paid by the Employer the amount of any withholding taxes due with respect to such Grants.

(b)           Election to Withhold Shares.  If the Committee so permits, a Participant may elect to satisfy the Employer’s tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld up to an amount that does not exceed the Participant’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.  The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

Section 17.                      Transferability of Grants

(a)           Nontransferability of Grants.  Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime.  A Participant may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, pursuant to a domestic relations order.  When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights.  Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b)           Transfer of Nonqualified Stock Options.  Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

Section 18.                      Requirements for Issuance or Transfer of Shares

No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee.  The Committee shall have the right to condition any Grant on the Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions.  Certificates representing shares of Company Stock issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

Section 19.                      Amendment and Termination of the Plan

(a)           Amendment.  The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements.

(b)           No Repricing Without Shareholder Approval.  Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options or SARs, nor may the Board amend the Plan to permit repricing of Options or SARs, unless the shareholders of the Company provide prior approval for such repricing.  The term “repricing” shall have the meaning given that term in accordance with the applicable stock exchange in which such shares of Company Stock are registered, as in effect from time to time.

(c)           Shareholder Approval for “Qualified Performance-Based Compensation.” If Grants are made as “qualified performance-based compensation” under Section 13 above, the Plan must be reapproved by the shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 13, if additional Grants are to be made under Section 13 and if required by section 162(m) of the Code or the regulations thereunder.

(d)           Termination of Plan.  The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

(e)           Termination and Amendment of Outstanding Grants.  A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Participant unless the Participant consents or unless the Committee acts under Section 20(f) below.  The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.  Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 20(f) below or may be amended by agreement of the Company and the Participant consistent with the Plan.

Section 20.                      Miscellaneous

(a)           Grants in Connection with Corporate Transactions and Otherwise.  Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan.  The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for a stock option or stock awards grant made by such corporation.  Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new Grants as it deems appropriate, including setting the Exercise Price of Options or the base price of SARs at a price necessary to retain for the Participant the same economic value as the prior options or rights.

(b)           Governing Document.  The Plan shall be the controlling document.  No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner.  The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(c)           Funding of the Plan.  The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan.

(d)           Rights of Participants.  Nothing in the Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to receive a Grant under the Plan.  Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

(e)           No Fractional Shares.  No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant.  Except as otherwise provided under the Plan, the Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(f)           Compliance with Law.

(i)           The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required.  With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act.  In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code.  To the extent that any legal requirement or condition for satisfaction of a regulatory exception under section 16 of the Exchange Act or sections 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required or otherwise imposed under section 16 of the Exchange Act or sections 422, 162(m) or 409A of the Code or the rules and regulations thereunder, that Plan provision shall cease to apply.  The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.  The Committee may also adopt rules regarding the withholding of taxes on payments to Participants.  The Committee may, in its sole discretion, agree to limit its authority under this Section.

(ii)           The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable.  Each Grant shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of section 409A of the Code or (B) satisfies the requirements of section 409A of the Code.  If a Grant is subject to section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (III) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (IV) in no event shall a Grantee, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code.

(iii)           Any Grant that is subject to section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by section 409A of the Code.  If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period.  If the Grantee dies during such six-month period, any postponed amounts shall be paid within 90 days of the Grantee’s death.  The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code.

(iv)           Notwithstanding anything in the Plan or any Grant agreement to the contrary, each Grantee shall be solely responsible for the tax consequences of Grants under the Plan, and in no event shall the Company have any responsibility or liability if a Grant does not meet any applicable requirements of section 409A of the Code.  Although the Company intends to administer the Plan to prevent taxation under section 409A of the Code, the Company does not represent or warrant that the Plan or any Grant complies with any provision of federal, state, local or other tax law.

(g)           Employees Subject to Taxation Outside the United States.  With respect to Participants who are believed by the Committee to be subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions, consistent with the Plan, as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(h)           Clawback Rights.  Subject to the requirements of applicable law, the Committee may provide in any Grant Instrument that, if a Participant breaches any restrictive covenant agreement between the Participant and the Employer or otherwise engages in activities that constitute Cause either while employed by, or providing service to, the Employer or within a specified period of time thereafter, all Grants held by the Participant shall terminate, and the Company may rescind any exercise of an Option or SAR and the vesting of any other Grant and delivery of shares upon such exercise or vesting, as applicable on such terms as the Committee shall determine, including the right to require that in the event of any such rescission, (i) the Participant shall return to the Company the shares received upon the exercise of any Option or SAR and/or the vesting and payment of any other Grant or, (ii) if the Participant no longer owns the shares, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of any sale or other disposition of the shares  (or, in the event the Participant transfers the shares by gift or otherwise without consideration, the Fair Market Value of the shares on the date of the breach), net of the price originally paid by the Participant for the shares.  Payment by the Participant shall be made in such manner and on such terms and conditions as may be required by the Committee.  The Employer shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the Participant by the Employer

(i)           Governing Law.  The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Florida, without giving effect to the conflict of laws provisions thereof.

OCEAN BIO-CHEM, INC.
4041 S. W. 47 Avenue
Fort Lauderdale, Florida 33314

Proxy for Annual Meeting of Shareholders, June 3, 2011

Important Notice Regarding Availability of Proxy Materials for the Shareholders Meeting to be held on June 3, 2011:  The Proxy Statement and the 2010 Annual Report to Shareholders are also available at http://materials.proxyvote.com/674631.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Shareholder of Ocean Bio-Chem, Inc. hereby appoints Peter G. Dornau and Jeffrey S. Barocas, and each of them, as proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Ocean Bio-Chem, Inc. to be held on June 3, 2011 at 10:00 a.m., Eastern Standard Time, and at any adjournments or postponements thereof, subject to the directions set forth thereon.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line below.

For	Withhold	For All
All	All	Except

☐	☐	☐

The Board of Directors recommends that you vote "FOR" the nominees listed below:

1.	Election of Directors Nominees: Edward Anchel Jeffrey S. Barocas Sonia B. Beard Diana Mazuelos Conard Gregor M. Dornau Peter G. Dornau William W. Dudman James M. Kolisch John B. Turner

The Board of Directors recommends a vote "FOR" the following proposal:

2.	Approval of Omnibus Equity Compensation Plan.

For	☐	Against	☐	Abstain	☐

The Board of Directors recommends a vote "FOR" the following proposal:

3.            Ratification of the appointment of Goldstein Schechter Koch P.A., as our independent registered public accounting firm to audit our consolidated financial statements for 2011.

For	☐	Against	☐	Abstain	☐

4.            To act on such other business as may properly be brought before the meeting and any adjournments or postponements thereof.

The shares represented by this proxy will be voted in accordance with the instructions provided. If no instructions are given, the shares represented by this proxy will be voted FOR the election of the nominees named in proposal 1, FOR proposal 2 and FOR proposal 3. This proxy also delegates discretionary authority to vote with respect to any other matters that may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or other fiduciary, please give full title as such. If the holder is a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

PLEASE SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature	Dated	, 2011